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                                Aptix Corporation
                  2880 North First Street, San Jose, Ca. 95134

                              CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is made and entered as of November 1, 2000 by and between Aptix Corporation, a California corporation, (the "Company"), and Oryx Ventures, LLC, a California limited liability company ("Consultant"). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on Terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

     1. SERVICES AND COMPENSATION

        (a) Consultant agrees to consult with the Board of Directors, the officers of the Corporation, and other Corporation employees, at reasonable times, concerning certain strategic business matters, including, but not limited to: (i) executive recruiting, (ii) business development and strategic marketing, (iii) debt and/or equity financing strategies.

        (b) The company agrees to pay Consultant a management fee of $6,500 per month for a period of up to six months.

     2. CONFIDENTIALITY

        (a) "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configurations, information, marketing, finances or other drawings or inspections of parts or equipment. Confidential Information does not include information which (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure.

        (b) Consultant will not, during or subsequent to the terms of this Agreement for up to five years after date of this Agreement, use the Company's Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company's Confidential Information to any third party, and it is understood that said Confidential

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            Information shall remain the sole property of the Company.
            Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee of containing provisions in the Company's favor substantially similar to sections, 2, 3, and 5 to this Agreement. Without the Company's prior written approval, Consultant will not directly or indirectly disclose to anyone the existence of this Agreement or the fact that Consultant has this agreement with the Company.

        (c) Consultant agrees that Consultant will not, during the term of this Agreement improperly use or disclose any proprietary information or trade secrets to any former or current employer or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant in confidence, if any and that Consultant will not bring onto the premises of the Company an unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity. Consultant will indemnify the Company and hold it harmless from and against all claims, liabilities, damages, and expenses, including reasonable attorneys fees and cost of suite, arising out of or in connection with any violation or claimed violation to a third party's rights resulting in whole or in part from the Company's use of the work product of Consultant under this Agreement.

        (d) Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purpose. Consultant agrees that Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or the use of it except as necessary in carrying out the Services for the Company consistent with the Company's agreement with such third party.

        (e) Upon termination of this Agreement or upon Company's earlier request, Consultant will deliver to the Company all of the Company's property or Confidential Information in tangible form that Consultant may have in Consultant's possession or control.

     3. OWNERSHIP

        (a) Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, "Inventions") conceived, made or discovered by Consultant, solely or in

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            collaboration with others, working for or employed by Company during the period of this Agreement which relate in any matter to the business of the Company that Consultant may be directed to undertake, investigate or experiment with, or which Consultant may become associated with in work, investigations or experimentations in the line of business of and for the Company, "except those matters which are governed in its entirety by California Labor Code, section 2870 (hereafter section 2870) or as otherwise expressly excepted in this Agreement. In performing the Services thereunder, are the sole property of the Company in addition, any Inventions which constitute copyrightable subject matter within the course and scope of the work performed for the Company, other than section 2870 work shall be considered "works made for hire" as the term is defined in the United States Copyright Act. Consultant further agrees to assigning (or cause to be assigned) and does hereby assign fully to the Company all such inventions and any copyrights, patent, mask work rights or other intellectual property rights relating to such work provided for by the Company.

        (b) Consultant agrees to assist Company, or its designee at the Company's Expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications. Oaths, assignments, and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant's obligation to execute or cause to be executed, when it is in Consultant's power to do so, any such instrument or papers shall continue after the termination of this Agreement.

        (c) Consultant agrees that if in the course of the Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, discovery or other proprietary information owned by Consultant or in which Consultant has and interest, the Company is hereby granted and shall have non-exclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Inventions.

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        (d) Consultant agrees that if the Company is unable because of
            Consultant's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyrights registrations covering the Inventions assigned to the Company above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agent and attorney in fact, to act and in Consultant's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant's.

     4. REPORTS

        Consultant agrees that it will from time to time during the term of this Agreement or any extension thereof keep the Company advised as to Consultant's progress in performing the Services hereunder and that Consultant will, as requested by the Company, prepare written reports with respect thereto. It is understood that the time required in preparation of such written reports shall be considered time devoted to the performance of Consultant's Services.

     5. CONFLICTING OBLIGATIONS

        (a) Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will disclose to Company any future agreement to mutually determine that there will be no such conflict during the term of this Agreement.

        (b) In view of Consultants access to the Company's trade secrets and proprietary know-how, Consultant further agrees that Consultant will not, without Company's prior written consent, design identical or substantially similar designs as those developed under this Agreement for any third party during the term of this Agreement and for a period of twelve (12) months after the termination of this Agreement.

     6. TERM AND TERMINATION

        (a) Consultant shall devote up to 6 man-days of work, per month over a six month term, principally through the services of Mitchel Underseth.

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        (b) The Company or Consultant may terminate this Agreement upon giving two weeks prior notice thereof to the other party. Any such notice shall be addressed to Consultant at the address shown below or such other address as either party may notify the other of and shall be deemed given upon delivery if personally delivered, or forty-eight
            (48) hours after deposited in the Unites States mail, postage prepaid, registered or certified mail, return receipt requested. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.

        (c) Upon such termination all rights and duties of the parties toward each other shall cease except: (i) That the Company shall be obliged to pay, within thirty (30) days of the effective date of termination, all amounts owing to Consultant for unpaid Services and related expenses, if any, in accordance with the provisions of
            Section 1 (Services and Compensation) hereof; and (ii) Section 2 (Confidentiality), 3 (Ownership) and 8 (Independent Contractors) shall survive termination of this Agreement.

     7. ASSIGNMENT

        Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the written consent of the Company.


     8. INDEPENDENT CONTRACTOR

        Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the services hereunder as an independent contractor. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance, except as expressly provided on Exhibit A of this Agreement. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on Company (i) to pay in withholding taxes or similar items or (ii) resulting from Consultant's being determined not to be an independent contractor.

     9. EQUITABLE RELIEF

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        Consultant agrees that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 2 or 3 herein. Accordingly, Consultant agrees that if Consultant breaches Sections 2 or 3, the Company will have available, in addition to any other right or remedy available, the right to obtain from any court of competent jurisdiction in an injunction restraining such breach or threatened breach and specific performance of any such provision. Consultant further agrees that no bond or other security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuance of such injunction and to the ordering of such specific performance.

     10. GOVERNING LAW

        This Agreement shall be governed by the laws of the State of California

     11. ENTIRE AGREEMENT

        This Agreement is the entire agreement of the parties and supersedes any prior agreements between them with respect to the subject matter hereof. No amendment or modification of this Agreement shall be effective unless it is in writing and signed by the parties.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.


        CONSULTANT                              APTIX CORPORATION

        By: /s/ Phil Micciche                   By: /s/ Amr Mohsen
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        Title: CEO                              Title: CEO
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        Address:__________________